UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report: February 15, 2005
Date of earliest event reported: February 11, 2005

CALAVO GROWERS, INC.

(Exact Name of Registrant as Specified in Charter)

California	000-33385	33-0945304
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2530 Red Hill Avenue, Santa Ana, California 92705

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (949) 223-1111

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01. Notice of delisting or failure to satisfy a continued listing rule or standard; transfer of listing.
SIGNATURE

     Item 3.01. Notice of delisting or failure to satisfy a continued listing rule or standard; transfer of listing.

(a)	Calavo Growers, Inc. (“Calavo”) has received a letter from the Listing Qualifications staff of the Nasdaq Stock Market (the “Staff”), dated February 11, 2005, stating that Calavo does not meet the independent director requirement for continued listing on The Nasdaq Stock Market under Marketplace Rule 4350(c)(1). The cited rule requires that a majority of the board of directors of a listed company must be comprised of independent directors as defined in Marketplace Rule 4200(a)(15).

Calavo’s non-compliance with Rule 4350(c)(1) resulted from the Staff’s determination in its February 11 letter that a majority of Calavo’s ten directors are not independent as defined in Marketplace Rule 4200(a)(15). Before its receipt of the February 11 letter from the Staff, Calavo’s Board of Directors believed that nine of its ten directors were independent within the meaning of Rule 4200(a)(15). As a result of the Staff’s letter, the Board of Directors now believes that only five of its ten members are independent.

The Staff’s letter to Calavo indicated that Calavo’s eligibility for continued listing on the Nasdaq Stock Market is being reviewed and requested that Calavo provide to the Staff, on or before February 28, 2005, a specific plan and timetable to achieve compliance with Marketplace Rule 4350(c)(1).

Calavo intends to submit to the Staff a specific plan and timetable to achieve compliance with Marketplace Rule 4350(c)(1). Subject to obtaining concurrence from the Staff, Calavo’s plan and timetable will be to appoint an independent, 11th director within 30 days after the annual meeting of shareholders to be held on March 21, 2005. Because Calavo anticipates mailing its proxy statement to shareholders by February 22, 2005, Calavo does not believe that sufficient time exists to identify and name a new independent director nominee in its proxy statement.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Calavo Growers, Inc.
February 15, 2005
	By:	/s/ Lecil E. Cole
Lecil E. Cole
Chairman of the Board of Directors, Chief Executive Officer and President (Principal Executive Officer)

2